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                                                                    EXHIBIT 23.3

                                     [LOGO]

  We hereby consent to the use of our written opinion dated March 24, 1994 to the Board of Directors of UAL Corporation included as an annex to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed recapitalization of UAL Corporation and to the reference to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

April 12, 1994
                                          CS First Boston Corporation